U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Amendment No. 3

As filed with the Securities and Exchange Commission on______________

Registration No. 333-165995

Gemini Tea Corp.
(Exact name of registrant as specified in its charter)

Nevada	2099	____________
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
13836 Parkland Blvd SE, Calgary, Alberta Canada		T2J 3X4
(Address of registrant's principal executive offices)		(Zip Code)

(403) 256-2066
(Registrant's Telephone Number, Including Area Code)

Corporate Creations Network Inc.
8275 South Eastern Avenue
Suite 200-47
Las Vegas. Nevada 89123
Tel: (800) 672-9110
(Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [  ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of  “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Small reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.0001 par value	2,000,000 (1)	$0.10	$200,000	$14.26

(1) Represents shares offered for sale by Gemini Tea Corp.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
Gemini Tea Corp., a Nevada corporation
2,000,000 Shares of Common Stock

We are offering for sale 2,000,000 shares of our common stock in a direct public offering. The purchase price is $0.10 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Our president, Wanda Canning, will offer and sell the shares on our behalf.  If all of the shares offered are purchased, the proceeds to us will be $200,000. There is no minimum amount required to be raised in this offering. Subscriptions for shares of our common stock are irrevocable once made and funds will only be returned upon rejection of the subscription. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement and will not be extended.

Title of securities to be offered	Number of offered shares	Offering price per share	Proceeds
Common Stock	2,000,000	$0.10	$200,000

This offering involves a high degree of risk.  See “Risk Factors” on Pages 5 to 8 for factors to be considered before purchasing shares of our common stock.
Our auditors have expressed substantial doubt regarding our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues, or if we do not raise sufficient funds in this offering.

The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may ever develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is June 25, 2010.

TABLE OF CONTENTS
Prospectus Summary	6
Risk Factors	8
Forward Looking Statements	11
Use of Proceeds	12
Determination of Offering Price	12
Dilution	12
Selling Security Holders	13
Plan of Distribution	14
Legal Proceedings	14
Directors, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	15
Description of Securities	16
Interest of Named Experts and Counsel	16
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	16
Organization Within Last Five Years	16
Description of Business	16
Management’s Discussion and Analysis of Financial Condition and Results of Operations	19
Description of Property	22
Certain Relationships and Related Transactions	23
Market for Common Equity and Related Stockholder Matters	23
Executive Compensation	24
Financial Statements	26
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	34
Legal Matters	34
Experts	34
Additional Information	34
Indemnification of Directors and Officers	34
Other Expenses of Issuance and Distribution	35
Recent Sales of Unregistered Securities	35
Exhibits	36
Undertakings	37
Signatures	39

Outside Back Cover Page
Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:
We were incorporated in Nevada on February 2, 2010. Our principal business address is 13836 Parkland Blvd SE, Calgary, Alberta, Canada, T2J 3X4. Our telephone number is (403) 256-2066.

We intend to operate as a retailer/wholesaler of herbal, green, black and white teas and tea related accessories. As of the date of this prospectus, we have not commenced operations nor have we secured suppliers of product. We believe that we will need to raise a total of $100,000 to pay the costs of this offering and conduct our proposed business activities.

Summary financial information:
The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form S-1. We have prepared our financial statements contained in this Form S-1 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form S-1.

Income Statement	For the One Month Ended February, 2010	For the year ended February 28, 2010	For the Period from February 2, 2010 (inception) to February 28, 2010
	$	$	$
Revenue	0	0	0
Total Operating Expenses	515	515	515
Net Income (Loss)	(515)	(515)	(515)
Net Income (Loss) Per Share	(0.00)	(0.00)	(0.00)
Balance Sheet	February 28, 2010	February 28, 2010	February 28, 2010
	$	$	$
Total Assets	400	400	400
Total Liabilities	515	515	515
Stockholders' Equity	(115)	(115)	(115)

Number of shares being offered:	We are offering for sale 2,000,000 shares of our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.

Number of shares outstanding after the offering:
4,000,000 shares of our common stock are currently issued and outstanding. After the offering, there will be 6,000,000 shares of our common stock issued and outstanding if all of the offered shares are sold.

Estimated use of proceeds:
We will receive $200,000 if all of the offered shares are sold and $100,000 if half the offered shares are sold. If all of the offered shares are purchased, we intend to use the proceeds for rent/office expenses, computer equipment, website development expenses, marketing expenses, working capital and offering expenses. This is a best efforts offering with no minimum offering amount. There is no guarantee that we will even raise enough funds to cover the expenses of this offering.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Risks related to our business:

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering.  If we do not raise at least $100,000 we may have to cease operations, which could cause investors to lose their investment in us.

In order to fund our operations, we believe that we need minimum proceeds of approximately $100,000 from this offering. We believe that $100,000 will be sufficient to pay for the expenses of this offering and conduct our proposed business activities. Moreover, we hope to raise $200,000 which would allow us to implement our business plan to the full extent that we envision.  We may not realize sufficient proceeds to complete further business development costs, or to provide adequate cash flow for planned business activities. Our inability to raise sufficient funds in this offering may significantly hinder our ability to continue operations. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We do not have an operating history upon which an evaluation of our prospects can be made.

We were incorporated on February 2, 2010. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

Because we are a development stage company, we have no revenues to sustain our operations.

We are a development stage company that is currently developing our business. To date, we do not have an operating history, have not generated any revenues nor have we commenced operations. The success of our business operations will depend upon our ability to obtain clients and provides quality services to those clients. We are not able to predict whether we will be able to develop our business and generate significant revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable operations, then our business will fail.

We may not be able to compete effectively with other providers that have more resources and experience than we have.

Our industry is significantly competitive. We have competitors that provide some or all of the services and products that we expect provide and who are larger and have more resources than we do. Many of our competitors have significantly greater financial, human and marketing resources than we have. As a result, such competitors may be able to respond more quickly to new trends and changes in customer demands. Such competitors may also be able to devote greater resources to the development, promotion, sale, and support of their services and products than we do. If we do not compete effectively with current and future competitors, we may be unable to secure new customers or we may be required to reduce our prices in order to complete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

We anticipate that we may need to raise additional capital to market our products and services. Our failure to raise additional capital will significantly affect our ability to fund our proposed marketing activities.

We are currently not engaged in any sophisticated marketing program to market our services because we lack sufficient capital and revenues to justify the expenditure. We believe that we need to raise at least $100,000 to pay for the costs of this offering and fund our proposed business activities. However, we may need to spend more funds on marketing and promotion than we have initially estimated. Therefore, if we need additional funds, we will need to raise additional capital in addition to the funds raised in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

We may not have sufficient financial resources to fund our operations if the offering is substantially undersold.

There is no minimum offering amount for this offering. We may not sell any or all of the offered shares. If the offering is substantially undersold, investors may lose their entire investment because we will not have sufficient capital to fund our operations. If we do not sell all of the offered shares, we may also be forced to limit any proposed business activities, which will hinder our ability to generate revenues.

Investors in this offering will suffer immediate and substantial dilution of their investment because they will provide 99.80% of the capital for a 33.33% equity interest in the company.

The initial public offering price is substantially higher than the pro forma net tangible book value per share of our outstanding common stock. Our existing shareholder has paid considerably less than the amount to be paid for the common stock in this offering. As a result, assuming an initial public offering price of $0.10 per share, investors purchasing common stock in this offering will incur immediate dilution of $0.068 in pro forma net tangible book value per share of common stock as of February 28, 2010 if all of the offered shares are sold.

We may not realize sufficient proceeds from this offering to implement our business plan as we are offering shares on direct participation basis, rather then using the experience of a dealer-broker.

We are offering shares on a direct participation basis. No individual, firm, or corporation has agreed to purchase any of the offered shares. We cannot guarantee that any or all of the shares will be sold. We do not plan to use a dealer-broker, even though a dealer-broker may have more experience, resources or contacts to more effectively achieve the sale of shares. A delay in the sale of the shares in this offering can be expected to cause a similar delay in the implementation of our business plan.

Our officer/director is engaged in other activities that could conflict with our interests. Therefore, our officer/director may not devote sufficient time to our affairs, which may affect our ability to conduct marketing and business activities and generate revenues.

The individual serving as our officer/director, Ms. Wanda Canning, has existing responsibilities and may have additional business responsibilities unrelated to us. As a result, conflicts of interest between us and our officer/director’s other activities may occur from time to time, in that our officer/director may have conflicts of interest in allocating time, services, and functions between the other business ventures in which she may be or become involved and our affairs. Currently, Ms. Canning is working approximately 10 hours per week on behalf of the company. As required, Ms. Canning will devote additional time to our business.

Our success will depend heavily on our management. Our sole officer/director does not have any experience operating a business in the tea industry and if our sole officer/director does not perform effectively then we may fail.

The individual serving as our sole officer/director, Ms. Wanda Canning, has not previously operated a retail/wholesale tea business nor does she have any experience in the tea industry. As a result, we cannot provide any assurance of the effectiveness of our management. If our management does not perform effectively, then our business may fail.

Service of process against the company’s director/officer may be difficult.  If legal process cannot be effected, then the director/officer cannot be made party to a lawsuit.

We are incorporated in the State of Nevada and maintain our registered office in Las Vegas, Nevada. Our registered office is authorized to accept service of all legal process upon the company. Our head office is located in Calgary, Alberta, Canada. Ms. Canning, our sole director/officer, is a resident of Canada. Though it is possible, it may be difficult for a resident of a country other than Canada to serve Ms. Canning in Canada with service of process or other documentation. Although service of process made be made upon Ms. Canning once she enters the United States, there is no assurance that she will enter the United States. If service of process cannot be made as against Ms. Canning, then she cannot be made a party to a lawsuit.

Enforcement of judgment against the Company’s director/officer may be difficult.

Though it may be possible to obtain a U.S. court judgment, based on the civil liability provisions of the U.S. federal securities laws, against Ms. Canning, it may be difficult to enforce any such judgment against Ms. Canning in the United States if she does not hold any assets situated in the United States. It would be possible for a court in Canada to recognize and enforce a United States court judgment based on the civil liability provisions of the U.S. federal securities laws. Enforcement of such judgment, however, would be subject to Ms. Canning holding assets situated in Canada. It would not be possible to commence an original action in a court in Canada to enforce liabilities against Ms. Canning based upon the civil liability provisions of the U.S. federal securities laws.

We depend on the efforts and abilities of our management to continue operations.

Our management is our only employee with experience relevant to business. Outside demands on our management’s time may prevent her from devoting sufficient time to our operations. In addition, the demands on their time will increase because of our status as a public company. The interruption of the services of our management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained.  We do not currently have any executive compensation agreements.  We cannot guaranty that our management will remain with us.

 Our auditors have expressed substantial doubt regarding our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues, or if we do not raise sufficient funds in this offering.

We have not generated any revenues from our operations.  In the absence of significant sales and profits, we will seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities.  However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, such as the funds we are attempting to raise in this offering, or that such funds, if available, will be obtainable on terms satisfactory to us.  If we do not raise sufficient funds in this offering, we may not be able to continue in business.  As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

The costs to meet our reporting requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to operate our business.

We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $35,000 per year for the next few years. Those fees will be higher if our business volume and activity increases. Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations.

Risks related to owning our common stock:

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Our officer, director and principal shareholder controls our operations and matters requiring shareholder approval.

Our officer, director and principal shareholder currently own 100% of our outstanding shares of common stock. Even if all the offered shares are sold, she will still own 66.67% of our outstanding shares of common stock.  As a result, our officer, director and principal shareholder will have the ability to control or significantly influence all matters requiring approval by our shareholders, including the election and removal of directors. Such control will allow our officer, director and principal shareholder to control the future course of the company. Our officer, director and principal shareholder does not intend to purchase any of the shares in this offering.

Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future.  Consequently, any economic return will initially be derived, if any at all, from appreciation in the fair market value of our stock and not as a result of dividend payments.

Because we may be subject to the “penny stock” rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.  Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of the stock of many companies and such volatility may be unrelated or disproportionate to the operating performance of those companies.

Forward Looking Statements

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “will”, or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We will receive up to $200,000 if all of the shares of common stock offered by us at $0.10 per share are purchased. We cannot guarantee that we will sell any or all of the shares being offered by us. This is a best efforts offering with no minimum offering amount. The table below estimates our use of proceeds, given the varying levels of success of the offering. We expect that the proceeds will be used to reimburse expenses that were incurred on behalf of the company by our president prior to the offering.

Offered Shares Sold	Offering Proceeds	Approximate Offering Expenses to be reimbursed to our president(1)	Total Net Offering Proceeds	Principal Uses of Net Proceeds
500,000 shares (25%)	$50,000	$11,000	$39,000	Computer Equipment: $3,000 Website Development: $5,000 Marketing/Printing: $11,500 Working Capital: $19,500
1,200,000 shares (60%)	$120,000	$11,000	$109,000	Computer Equipment: $5,500 Website Development: $12,000 Marketing/Printing: $40,000 Working Capital: $51,500
2,000,000 shares (maximum)	$200,000	$11,000	$189,000	Computer Equipment: $10,000 WebsiteDevelopment: $12,000 Marketing/Printing: $65,000 Working Capital: $102,000
          (1) Offering expenses have been rounded to $11,000.

Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next twelve months. Those expenses may increase if we are able to grow our operations and marketing activities.  Marketing expenses primarily include costs associated with travel and entertainment expenses to attend trade shows, conferences and meet potential wholesale customers for our products and services. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs. The funds from this offering will not be used to pay Ms. Wanda Canning, our president, for any services related to activities undertaken to further the success of this offering, whether provided prior to, during, or subsequent to the offering.

We expect that the proceeds will be used to reimburse expenses that were incurred on behalf of the company by our president prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then it is intended that Ms. Canning will pay those expenses.

Determination of Offering Price

Factors Used to Determine Share Price.  The offering price of the 2,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

We intend to sell 2,000,000 shares of our common stock. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 2,000,000 shares of common stock will be sold. The founding shareholder is Wanda Canning.

	Shares Issued		Total Consideration		Price Per Share
	Number	Percent	Amount	Percent
Founding Shareholder(1)	4,000,000 Shares	66.67%	$400	0.20%	$0.0001
Purchasers of Shares	2,000,000 Shares	33.33%	$200,000	99.80%	$0.10
Total	6,000,000 Shares	100%	$200,400	100%
(1)	The founding shareholder was issued 4,000,000 shares of our common stock in exchange for consideration of $400 or $0.0001 per share.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100% and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of February 28, 2010.  Totals may vary due to rounding.

	100% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.10 per share	$0.10 per share
Net tangible book value at 02/28/10	$0.00003 per share	$0.00003 per share
Net tangible book value after giving effect to the offering	$0.032 per share	$0.018 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.03197 per share	$0.01797 per share
Per Share Dilution to New Investors	$0.068 per share	$0.082 per share
Percent Dilution to New Investors	68%	82%

Selling Security Holder

There are no selling security holders in this offering.

Plan of Distribution

Primary Offering. We are offering for sale 2,000,000 shares of our common stock in a direct public offering on a best efforts basis with no minimum.  There is no minimum amount that must be sold, and we will receive any proceeds from this offering immediately upon the acceptance of subscription agreements we receive. We will retain all funds received from the offering. We will accept or reject any subscription agreement within ten days of receipt, and any checks submitted with rejected subscription agreements will be returned promptly.

We have not conducted any discussions or negotiations for the sale of all or any portion of those 2,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 2,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock.  We will not conduct any aspect of this offering online, nor is any such online offering contemplated.  This offering will terminate six months following the effective date of this registration statement.

Our officer/director does not have any agreement or plan to purchase any shares in this offering.  There will not be any affiliates or associates of Ms. Canning purchasing shares in this offering.

Ms. Canning, our president, will participate in the offer and sale of our shares of common stock, and will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  Although Ms. Canning is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, she believes she will not be deemed to be a broker for the following reasons:

•	Ms. Canning is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

•
Ms. Canning will not be compensated for her participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

•	Ms. Canning is not an associated person of a broker or dealer at the time of participation in the sale of company securities.
Ms. Canning will restrict her participation to the following activities:

•	preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
•
responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

•	performing ministerial and clerical work involved in effecting any transaction.
We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus.
Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. Our directors and principal executive officers are as specified on the following table:

Name	Age	Position
Wanda Canning	46	President, Chief Financial Officer, Secretary, Treasurer and Director

Wanda Canning. Ms. Canning has been our President, Chief Financial Officer, Secretary, Treasurer and our sole director since the date of inception.

From 2005 to the present, Ms. Canning has been the owner/operator of Cassell Business Services, which provides comprehensive services for small corporations including matters related to incorporation, bookkeeping, accounting, personal and corporate taxes. From 2004 to 2005, Ms. Canning owned and operated CasBro, a retail store specializing in the provision of handmade candle holders and related accessories. From 1984 to 2003, Ms. Canning provided personal and corporate tax related services for and on behalf of several accounting firms. Ms. Canning is not an officer or director of any other reporting company.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. All officers are appointed annually by the board of directors and, subject to any employment agreements (which do not currently exist) serve at the discretion of the board. Currently, directors receive no compensation.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 25, 2010, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class if No Shares are Sold	Percent of Class if 1,000,000 Shares are Sold	Percent of Class if 2,000,000 Shares are Sold
Common Stock	Wanda Canning 13836 Parkland Blvd SE, Calgary, Alberta Canada T2J 3X4	4,000,000 shares President, Director	100.00%	80.00%	66.67%
Common Stock	All directors and named executive officers as a group	4,000,000 shares	100.00%	80.00%	66.67%

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.  Our management is not aware of any arrangements that may result in a change in control.

Committees. Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the Board of Director’s composition and our relatively limited operations, the Board of Directors believes it is able to effectively manage the issues normally considered by such committees. Our Board of Directors may undertake a review of the need for these committees in the future.

Audit Committee and Financial Expert. Presently, the Board of Directors acts as the audit committee. The Board of Directors does not have an audit committee financial expert. The Board of Directors has not yet recruited an audit committee financial expert to join the board of directors because we have not commenced operations.

Code of Ethics. We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Description of Securities

We were authorized to issue 100,000,000 shares of $.0001 par value common stock.  As of June 25, 2010, 4,000,000 shares of our common stock were issued and outstanding.
Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors.

Our Articles of Incorporation and our Bylaws do not contain any provisions that were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article VIII of our Bylaws provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters. Wanda Canning is our promoter and serves as our sole officer and director. In February, 2010, we issued 4,000,000 shares of our common stock to Wanda Canning who is our founder and was our sole officer and director at inception. These shares were issued in exchange for cash payment of $400.00 or $0.0001 per share.

Description of Business

Our Background. We were incorporated in Nevada on February 2, 2010. We are in the development stage, have no operating history, have not yet commenced operations nor generated any revenue. However, the company intends to execute its business plan as set forth in this prospectus, ‘Description of Business’, and more specifically on page 20, ‘Plan of Operations’. The company does not have any plans nor intention to engage in a merger or acquisition with an unidentified company or companies, or other entity or person or to enter into a business combination that would result in a change of control or business operations. Despite being a company that is issuing penny stock, we do not fall within the definition of a ‘blank check company’ as that term is defined in Section (a)(2) of Rule 419, Securities Act of 1933. Briefly, a ‘blank check company’ is defined as (i) ‘a development stage company that has no specific business plan or purpose or has indicated that its’ business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity of person’; and (ii) is issuing ‘penny stock’, as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Our Business. We intend to operate as a retailer/wholesaler of herbal, green, black and white teas and tea related accessories. As of the date of this prospectus, we have not commenced operations. We expect to use the services of American based product suppliers and Canadian based product suppliers and, as a result, we expect that some of our expenses will be denominated in American funds and some of our expenses will be denominated in Canadian funds. As well, since it is our expectation to sell our products to American residents and Canadian residents, we expect that our revenue will be comprised of both American dollars and Canadian dollars. Consequently, currency exchange rate fluctuations will impact our revenue. We cannot predict the extent of such impact with any certainty, nor can we predict whether such impact will be positive or negative for the Company since currency exchange rates are subject to change daily.

At the outset, our success will depend entirely on the ability of Ms. Canning, our sole officer/director. We do not carry a “key person” life insurance policy on Ms. Canning and the loss of her would devastate our business. Ms. Canning does not have any present plans to leave the Company.

Ms. Canning has existing responsibilities and may have additional business responsibilities unrelated to us. As a result, conflicts of interest between us and our officer/director’s other activities may occur from time to time, in that our officer/director may have conflicts of interest in allocating time, services, and functions between the other business ventures in which she may be or become involved and our affairs. Currently, Ms. Canning is working approximately 10 hours per week on behalf of the company. As required by the demands of our business, Ms. Canning will devote additional time to our business.

Although Ms. Canning does have prior business experience (see page 15), Ms. Canning has not previously operated  a retail/wholesale tea business nor does she have any experience in the tea industry. Based on her business experience, Ms. Canning believes that she will be able to manage and operate our proposed business effectively but there is no assurance or guarantee that she will be able to do so. If Ms. Canning is not able to manage and operate our proposed business effectively, then our business will fail.

Our Suppliers. As of the date of this prospectus, we have not secured any suppliers of tea leaves, herbs, packaging or tea related accessories. We intend to establish direct relations with tea suppliers and suppliers of tea related accessories. We may develop relationships with more than one supplier so that we will have complementary suppliers in the event that our current supplier is unable to meet our customer requirements and so that we may diversify our product offerings.

Presently, we expect to use the services of Qtrade Teas and Herbs, located in California and/or Tea Affair, located in Calgary, Alberta, Canada.  Both of these companies offer private label services. This means that they source the tea and herbs from many different countries. Utilizing the services of one or both of these companies, we would be able to custom formulate our particular teas, our desired  type of tea sachet and all packaging material. We expect that tea sachets, tags and boxes would be supplied by Tea Affair, if we utilize their private label services. If we utilize Qtrade Teas and Herbs, then we expect that tea sachets, tags and boxes would be supplied by Global Tea Solutions located in New Jersey.

Our Target Markets and Marketing Strategy.  Our target markets are the United States and Canada. We intend to establish a warehouse in Calgary, Alberta, Canada that will store our inventory. From this warehouse, products will be shipped to destinations in the United States and Canada. We intend to aggressively market and promote the Gemini Tea brand through the Internet including social networking websites, to grocery stores, restaurants, health food stores, spas, hotels, bed and breakfast lodgings and cafes throughout the United States and Canada. We also plan to attend trade conventions, industry events and place promotional pieces in various print and Internet based publications.

Growth Strategy. We plan to drive growth through implementation of our marketing strategy that, in turn, we anticipate will lead to increased sales of our products. We hope that increased sales will lead to customer satisfaction with our products and, consequently, word of mouth promotion by new customers.

Our Website.  Our website www.geminiteas.com is under construction. We expect that our website will provide information on all products that we sell, allow users to purchase products directly on our website, and serve as one of our primary marketing tools to create brand awareness. As well, our website will provide a description of our business and our contact information including address, telephone number and email address.  We intend for our website to function as our primary source of sales.

Our Competition. The tea industry is significantly competitive. We have competitors that have been providing teas and tea accessories for many years through traditional storefront operations and through Internet based operations and these competitors have more resources then we do. Many of these competitors have significantly greater financial, human and marketing resources than we have. As a result, these competitors may be able to devote greater resources to the development, promotion, sale and support of their products than we do. If we do not compete effectively with current and future competitors, we may be not be able to secure customers and/or we may be required to reduce our prices in order to compete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than us. We anticipate that competition will increase in the future. We may not successfully compete in any market in which we conduct or may conduct operations.

We believe that our products will be unique in terms of flavor and herb and tea leaf combinations. We anticipate spending sufficient time and energy researching and testing our products. We believe that this will provide us with a competitive advantage as compared to our competitors. In addition, our ability to compete effectively will be dependent on our management establishing an effective marketing plan that secures adequate numbers of retail and wholesale customers.

Government Regulation. Through the laws and regulations of Canada and the provincial government of Alberta, our products and services are subject to material regulation by responsible governmental agencies. As such, business and company registrations and business operations must be in compliance with the laws and regulations of provincial and other local governments and industry agencies. We believe that we are in conformity with all applicable laws of Alberta.

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in Nevada and the United States.

Our Research and Development. As of the date of this prospectus, we have not conducted any research and development. To finalize our products and subsequently maintain a competitive advantage in the marketplace, we believe that we will need to engage in research and development.

Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties, and we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable.

We own the Internet domain name “www.geminiteas.com” Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.
Employees. As of the date of this prospectus, our total number of employees is one, being Ms. Wanda Canning, our sole officer/director. Currently, Ms. Canning is working approximately 10 hours per week on behalf of the company. We do not have any full-time employees.

Facilities. Our executive, administrative and operating offices are located at 13836 Parkland Blvd SE, Calgary, Alberta, T2J 3X4, Canada. Wanda Canning, our President, Chief Executive Officer, Secretary, Treasurer and Director provides our office space at no charge.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this Registration Statement on Form S-1.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the year ended February 28, 2010, and the period from February 2, 2010 (inception) to February 28, 2010, together with notes thereto which are included in this Registration Statement on Form S-1.

For the one month ended February 28, 2010.

Results of Operations.

Revenues. We had no revenues for the one month ended February 28, 2010.  We hope to generate revenues as we commence operations and implement our business plan.

Operating Expenses. For the one month ended February 28, 2010, our total operating expenses were $515.  Expenses are primarily due to incorporation expenses.

Net Loss.  For the one month ended February 28, 2010, our net loss was $515.  The net loss was due to incorporation expenses.

Liquidity and Capital Resources. On February 2, 2010, we issued 4,000,000 shares of common stock to our founder in exchange for cash payment of $400 or $0.0001 per share.  We intend to use these proceeds to pay for administrative expenses.

As of February 28, 2010, we had liabilities of $515 which represented a related party loan from our sole officer/director. We had no other long term liabilities, commitments or contingencies.

During 2010, we expect to incur significant accounting costs associated with the audit of our financial statements. We expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Our president, Ms. Wanda Canning is willing to commit up to $50,000 to us in the form of an unsecured loan for the purpose of funding our operations until our offering is completed. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

For the year ended February 28, 2010.

Results of Operations.

Revenues. We had no revenues for the one month ended February 28, 2010, as compared to no revenues generated during the period from February 2, 2010 (inception) to February 28, 2010.  We hope to generate revenues as we commence operations and implement our business plan.

Operating Expenses. For the year ended February 28, 2010, our total operating expenses were $515. These fees resulted from incorporation expenses.

Net Loss.  For the year ended February 28, 2010, our net loss was $515. The net loss was a result of incorporation expenses.

Liquidity and Capital Resources. On February 2, 2010, we issued 4,000,000 shares of common stock to our founder in exchange for cash payment of $400 or $0.0001 per share.
As of February 28, 2010, we had liabilities of $515 which represented a related party loan from our sole officer/director. We had no other long term liabilities, commitments or contingencies.

During 2010, we expect to incur significant accounting costs associated with the audit of our financial statements. We expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

Our Plan of Operation for the Next Twelve Months.  To implement our business plan during the next twelve months, we must raise at least $100,000 in this offering and begin to market and promote our services. With the proceeds from this offering, we intend to purchase computer equipment, complete development of our website, conduct market research and begin marketing our products to potential clients. We are developing sales and marketing materials including brochures describing the products that we provide so that we may promote a professional appearance to potential customers. Upon completion of this offering and within the twelve month period thereafter, we expect that proceeds raised from this offering will be our only source of funding.

We expect that funds raised from this offering will pay for anticipated expenses within the time period stated hereabove. Assuming that we raise the maximum proceeds from this offering, we anticipate incurring the following expenses (see page 12, Use of Proceeds):

Offering expenses ($11,000); equipment lease and/or purchase ($10,000); marketing ($65,000) which is expected to include development and distribution of marketing literature, direct mail and email, participation at industry events and trade conventions, advertising, promotion of our web site, and industry analyst relations; website development and maintenance ($12,000); and working capital ($102,000) which is expected to include accounting fees, legal fees, transfer agent, utilities, and general and administrative.

It is anticipated that our operations will commence in November, 2010. Note, however, that the commencement date of operations is dependent upon the date that we complete our offering since proceeds raised from this offering will be our only source of funding at the outset of operations. Thus, should the closing of our offering be delayed past November, 2010, then our operations would not likely commence until a later date.  Assuming that our plans are successfully implemented then we would expect that revenues may be generated within 90 days after the date that we commence operations. It is intended that our business will be that of a retailer/wholesaler of herbal, green, black and white teas and tea related accessories.  We expect to distinguish our products in the tea marketplace by quality, flavor and an effective marketing campaign (see page 18, Marketing Strategy). As of the date of this prospectus, we have not commenced operations. We expect to sell our products to the general public online through our website (www.geminiteas.com) and to sell our teas in grocery stores, restaurants, cafes, health food stores, spas, hotels and bed and breakfast lodgings. We also expect to have wholesale pricing available to corporate customers and to those who place orders of sufficient volume that qualify for wholesale pricing.

We expect to use the services of American based product suppliers and Canadian based product suppliers and, as a result, we expect that some of our expenses will be denominated in American funds and some of our expenses will be denominated in Canadian funds. As well, since it is our expectation to sell our products to American residents and Canadian residents, we expect that our revenue will be comprised of American dollars and Canadian dollars. As a result, currency exchange rate fluctuations will impact our total revenue. We cannot predict the extent of such impact with any certainty since currency exchange rates are subject to change daily.

At the outset, our success will depend entirely on the ability of Ms. Canning, our sole officer/director. We do not carry a “key person” life insurance policy on Ms. Canning and the loss of her would devastate our business. Ms. Canning does not have any present plans to leave the Company.

Ms. Canning has existing responsibilities and may have additional business responsibilities unrelated to us. As a result, conflicts of interest between us and Ms. Canning’s other activities may occur from time to time, in that Ms. Canning may have conflicts of interest in allocating time, services, and functions between the other business ventures in which she may be or become involved and our affairs. Currently, Ms. Canning is working approximately 10 hours per week on behalf of the company. As required by the demands of our business, Ms. Canning will devote additional time to our business.

Although Ms. Canning does have prior business experience (see page 15), Ms. Canning has not previously operated  a retail/wholesale tea business nor does she have any experience in the tea industry. Based on her business experience, Ms. Canning believes that she will be able to manage and operate our proposed business effectively but there is no assurance or guarantee that she will be able to do so. If Ms. Canning is not able to manage and operate our proposed business effectively, then our business will fail.

As we have not yet commenced active business operations, we have not achieved any of our business objectives nor have we generated any revenue and there is no guarantee that we will be successful in generating revenue. Our business objectives include the following:

•           Within 90 days of completion of our offering, we expect our website to be operational. We expect that the set up cost will be approximately $9,500 with approximate monthly maintenance costs of $200. The cost would be financed from the net proceeds raised in our offering. The costs would be paid to the website production company that undertakes the work on our behalf. Our officer/director will work with the website production company for the purpose of creating a website that properly reflects our business.

Our website will include the following: ‘home page’ which lists all teas, herbal blends and tea related accessories that we sell, graphic interface, ability to purchase any product through our website; ‘about us’ page which describes our company and our business; ‘wholesale page’ informing potential customers how to contact us for more information on products sold at wholesale prices; ‘your account’ page which allows potential customers to set up and log in to their own account when visiting our site and which makes the purchase process more convenient and efficient for the customer; ‘shopping cart’ page which allows potential customers to view what products they have placed in their virtual shopping cart; ‘customer service’ page which provides information on how to contact us, set up an account and policies (ordering, shipping, returns and privacy); ‘shipping page’ which explains how we ship products and cost of shipping; ‘media page’ which will post all published stories about us and provide media marketing information to interested media representatives; connection to our anticipated Facebook and Twitter account and other social media accounts that we determine would be appropriate for our business; sitemap and search engine within the website.
For the purpose of minimizing future costs, we will arrange for software to be installed on one or more of our personal computers that allows us to access our website for the purpose of making changes to the website without the assistance of the website production company. We expect that the website production company will train our officer/director, if necessary, with regard to operating such software. We expect that the cost of this software and training will be included in the website set up fee.

•           Within 90 days of completion of our offering, we expect to finalize our marketing plans (see page 17). In order of priority, (with approximate allocated funding amounts in brackets), our marketing efforts will be directed toward the following activities: development and distribution of marketing literature ($10,000); promotion of our web site including arranging for web site listings ($25,000); industry analyst relations; we expect that any costs incurred that are directly attributed to establishing relations with industry analysts would be related to travel and communication ($3,500); advertising, which will include direct mail and email promotion ($20,000); and attendance and participation at industry events ($6,500). The costs of implementing our marketing plans would be financed from net proceeds raised in our offering. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for marketing activity would be reduced (see 'Marketing' expenditures page 22). Less funds available for marketing activity could negatively affect our ability to attract customers and, consequently, our ability to generate revenue would be negatively affected.

•           Within twelve months of completion of this offering, hiring and training employees. Specifically, we anticipate hiring one secretary/receptionist at a monthly cost of approximately $1,000 and one accountant/bookkeeper at a monthly cost of approximately $500. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for hiring and training employees would have to be reduced (see 'Working Capital' expenditures page 22). With fewer or no employees, our sole officer/director will remain responsible for all aspects of our operations. This will limit our growth and revenue potential since more time would be devoted by our officer/director to corporate and administrative matters rather than generating new business.

Since we are in the initial stages of developing our business, there is no assurance that there will be sufficient demand for our products that will allow us to remain operational for any certain period of time or operate profitably. Our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. If we are not successful at creating demand for our products, then it is not likely that we will generate sufficient revenues from services to operate profitably. We expect to address the concerns raised by our auditor by generating revenue through the sale of teas and tea related accessories. If we are not successful with selling our products then we will not generate any revenue and our business will fail.

The period of time during which we may be able to satisfy our cash requirements depends on the net proceeds raised in our offering (see page 12, Use of Proceeds) and whether or not we are able to generate revenue through intended business operations to meet our cash requirements.  Note that we cannot, and do not, guarantee that our cash requirements will be satisfied during the stated time periods. Should our cash requirements exceed the net proceeds raised through the offering during the subject time period, and if we are not able to generate adequate revenue, then we will have to raise additional funds in order to continue operation of our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail. If the need arises for us to raise additional funds, there is no assurance that we will be successful in doing so.
Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting proceeds of $200,000 may satisfy our funding requirements for approximately 10 to 12 months. These proceeds would allow us to cover the cost of our equipment ($10,000, see page 20); marketing/printing ($65,000, see page 20); website development ($12,000; see page 20); working capital ($102,000, see page 20) and offering expenses ($11,000, see page 12).

Assuming that 1,200,000 shares are sold, we anticipate that the resulting proceeds of $120,000 may satisfy our funding requirements for approximately 6 to 10 months. These proceeds would cause us to reduce our expenditures as follows: equipment ($5,500); marketing/printing ($40,000); website development ($12,000); working capital ($51,500) and offering expenses ($11,000).

Assuming that 500,000 shares are sold, we anticipate that the resulting proceeds of $50,000 may satisfy our funding requirements for approximately 3 to 6 months. These proceeds would cause us to reduce our expenditures as follows: equipment ($3,000); marketing/printing ($11,500); website development ($5,000); working capital ($19,500) and offering expenses ($11,000).

Assuming that our business is established and we commence operations, it is not possible to precisely forecast the costs to continue operating our business as an ongoing concern since we do not have any operating history upon which to base our costs. At a minimum, we expect operating costs to be equal to that set forth on page 12, Use of Proceeds. We further expect that, in the event of business growth, operating costs will increase and will, at a minimum, include costs related to product purchase, shipping and delivery, warehouse storage, website maintenance and updates, equipment purchase and/or lease, software purchase, marketing, printing, working capital, legal fees, accounting fees, Edgar filing fees and other administrative expenses.

We are not currently conducting any research and development activities other than the development of our website, which we expect the total cost to be approximately $12,000.  We do not anticipate conducting such activities until after completion of our offering.

We have cash and cash equivalents of $400 as of February 28, 2010. In the opinion of management, available funds will not satisfy our working capital requirements to operate at our current level of activity for the next twelve months. Those funds do not include any funds raised in this offering. We will not be able to implement our business plan in the manner that we envision unless we raise funds from this offering. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties. Actual results may differ significantly from our forecast and our business may fail as a result of several factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering.  If we do not raise at least $100,000 from this offering, then we may not be able to pay for the expenses of this offering, fund our operations, complete development of our website, conduct marketing activities and expand our operations.  This offering is a best efforts offering with no minimum.  We will have access to these funds as soon as they are received.

Off-Balance Sheet Arrangements.  We have no off-balance sheet arrangements.

Description of Property

Property held by us. As of February 28, 2010, we held no real property.  We do not presently own any interests in real estate.

Our Facilities. Our executive, administrative and operating offices are located at 13836 Parkland Blvd SE, Calgary, Alberta, T2J 3X4. Wanda Canning, our President, Chief Executive Officer, Secretary, Treasurer and Director provides our office space at no charge. We do not have a written lease or sublease agreement with Ms. Canning. Ms. Canning does not expect to be paid or reimbursed for providing office facilities.  We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Certain Relationships and Related Transactions

Certain Relationships. None.

Related party transactions.

In February, 2010, we issued 4,000,000 shares of our common stock to Wanda Canning, our President, Chief Financial Officer, Secretary, Treasurer and Director and who held such offices and directorship on the date of inception. These shares were issued in exchange for cash payment of $400.00 or $0.0001 per share.

Wanda Canning, our President, Chief Executive Officer, Secretary, Treasurer and Director made a non-interest bearing demand loan to the Company of $515.

Wanda Canning, our President, Chief Executive Officer, Secretary, Treasurer and Director provides our office space at no charge.
We believe that each report transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.
There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.
With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors’ consent; and
•	obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.
As of June 25, 2010, there was one record holder of our common stock.

There are no outstanding shares of our common stock that may be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.
There have been no cash dividends declared on our common stock.  Dividends are declared at the sole discretion of our Board of Directors.

Recent Sales of Unregistered Securities. There have been no sales of unregistered securities within the last three (3) years that would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On February 25, 2010, we issued 4,000,000 shares of common stock to our founder in exchange for cash payment of $400.00 or $0.0001 per share. The shares were issued in a transaction that we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Purchases of Equity Securities. None.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.  We also do not have an equity compensation plan and do not plan to implement such a plan.

Penny Stock Regulation.  Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.
Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table.  The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers for the year ended February 28, 2010 and the period from February 2, 2010 (inception) to February 28, 2010.  Our board of directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wanda Canning, PEO, PFO, President, Secretary, Treasurer	2010	None	None	None	None	None	None	None	None

Employment Contracts and Termination of Employment. We do not anticipate that we will enter into any employment contracts with any of our employees. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement).

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on February 2, 2010.

Outstanding Equity Awards at Fiscal Year-End. As of the year ended February 2, 2010, the following named executive officer had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Exercisable # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested #
Wanda Canning PEO, PFO, President, Secretary, Treasurer	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers. As of February 28, 2010, we had no group life, health, hospitalization, or medical reimbursement or relocation plans in effect.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our board of directors.

Financial Statements
GEMINI TEA CORP.
(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders,
  Gemini Tea Corp.
  (a Development Stage Company)
  Calgary, Alberta, Canada

We have audited the accompanying consolidated balance sheet of Gemini Tea Corp as of February 28, 2010 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the period from inception (February 2, 2010) through February 28, 2010. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gemini Tea Corp. as of February 28, 2010 and the results of operations and cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Gemini Tea Corp. will continue as a going concern. As discussed in Note 2 to the financial statements, Gemini Tea Corp. does not have sufficient working capital to operate its business which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 5, 2010

GEMINI TEA CORP.
(A Development Stage Company)
Balance Sheet
February 28, 2010
ASSETS

CURRENT ASSETS

Cash	$400

Total Current Assets	400

TOTAL ASSETS	$400

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES

Related party loan payable	$515

Total Current Liabilities	515

Total Liabilities	515

STOCKHOLDERS’ DEFICIT

Common stock, $0.0001 par value, authorized 100,000,000
shares; 4,000,000 shares issued and outstanding	400
Deficit accumulated during the development stage	(515)

Total Stockholders’ Deficit	(115)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$400
The accompanying notes are an integral part of these financial statements.

GEMINI TEA CORP.
(A Development Stage Company)
Statement of Expenses
For the Period from February 2, 2010 (Inception)
through February 28, 2010
REVENUES	$-

OPERATING EXPENSES

General and administrative	515

OPERATING LOSS	(515)

NET LOSS	$(515)

BASIC AND FULLY DILUTED (LOSS) PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	4,000,000
The accompanying notes are an integral part of these financial statements.

GEMINI TEA CORP.
(A Development Stage Company)
Statement of Stockholders’ Deficit
For the Period from February 2, 2010 (Inception)
through February 28, 2010
			Deficit
			Accumulated
			During the
	Common Stock		Development
	Shares	Amount	Stage	Totals

Common stock
issued for cash at $.0001
on Feb 2, 2010	4,000,000	$400	-	$400

Net loss for the
period ended
Feb 28, 2010	-	-	(515)	(515)

Balance,
Feb 28, 2010	4,000,000	$400	$(515)	$(115)
The accompanying notes are an integral part of these financial statements.

GEMINI TEA CORP.
(A Development Stage Company)
Statement of Cash Flows
For the Period from February 2, 2010 (Inception)
through February 28, 2010
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(515)
Adjustments to reconcile net loss to net cash
used in operating activities:
Changes in operating assets and liabilities:	-

Net Cash (Used in) Operating Activities	(515)

CASH FLOWS FROM INVESTING ACTIVITIES

Net Cash Used by Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of common stock	400
Proceeds from related party loan	515

Net Cash Provided by Financing Activities	915

NET INCREASE (DECREASE) IN CASH	400

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$400

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Cash Paid For:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

GEMINI TEA CORP.
(A Development Stage Company)
Notes to the Financial Statements
February 28, 2010
1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated in Nevada on February 2, 2010.

The Company is in the development stage and has elected February 28 as its fiscal year end.

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Cash and cash equivalents

Cash equivalents are highly liquid investments with an original maturity of three months or less.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided. The Company did not have any revenue during 2010 fiscal year.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such benefits will not be realized.

GEMINI TEA CORP.
(A Development Stage Company)
Notes to the Financial Statements
February 28, 2010
1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
Net deferred tax assets consist of the following components as of February 28, 2010:

Deferred tax assets:
NOL Carryover	$515
Valuation Allowance	(515)

Net deferred tax asset	$-

Foreign Currency Translation

The Company is based in Calgary, Alberta although it is incorporated in Nevada. Since inception, all transactions have been in U.S. dollars, although that may change when operating activities commence. There are no hedging contracts. Revenues and expenses during each period will be translated at the average exchange rates of those periods. Equity accounts are translated at historical amounts. Translation adjustments are deferred in the equity account, Other Comprehensive Income (Loss) is a separate component of Stockholders’ Equity.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

2.           GOING CONCERN

As set forth on the Company’s balance sheet, its assets total $400. These funds represent an amount paid by the Company’s officer/director for their common shares. This amount does not provide adequate working capital for the Company to successfully operate its’ business and to service its debt. Expenses incurred to the date of this prospectus are being recorded on the Company’s books as they occur. This raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by obtaining additional loans from Ms. Canning and from equity funding, via proceeds raised from the offering set forth in this prospectus. However there can be no assurances that management’s plans will be successful.

GEMINI TEA CORP.
(A Development Stage Company)
Notes to the Financial Statements
February 28, 2010
3.           SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

On February 2, 2010, the sole officer-director acquired all of the Company’s outstanding capital stock, being 4,000,000 common shares, at a price of $0.0001 per share. The officer-director made a demand loan to the Company of $515.

The Company neither owns nor leases any real or personal property, and an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In 2010, our Board of Directors appointed Malone & Bailey, PC, to audit our financial statements from February 2, 2010, our date of formation, through February 28, 2010. There have been no disagreements with our accountant since our formation.

Legal Matters

The validity of the issuance of the shares of common stock offered by us has been passed upon by The Loev Law Firm, located in Bellaire, Texas.

Experts

Our financial statements for year ended February 28, 2010 appearing in this prospectus which is part of a Registration Statement have been audited by Malone & Bailey, PC and are included in reliance upon such report given upon the authority of Malone & Bailey, PC as experts in accounting and auditing.

Additional Information

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission pursuant to the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article VIII of our Bylaws provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$14.26
Costs of Printing	Approximately	$1,300.00
Legal Fees	Approximately	$5,500.00
Accounting Fees	Approximately	$4,200.00
Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years that would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:
On February 2, 2010, we issued 4,000,000 shares of our common stock to our founder in exchange for cash payment of $400.00 or $0.0001 per share.

The shares were issued in a transaction that we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission. There were no commissions paid on the sale of these shares. The investors are non-U.S. persons and the sales were made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person. The purchasers of the securities have agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

Exhibits

Copies of the following documents are filed with this registration statement, Form S-1, as exhibits:

Exhibit No.
1	Underwriting Agreement (not applicable)

3.1	Articles of Incorporation - Filed

3.2	Bylaws - Filed

4.1	Subscription Agreement - Filed

5	Executed Opinion Re: Legality - Filed

8	Opinion Re: Tax Matters (not applicable)

11	Statement Re: Computation of Per Share Earnings - Filed

15	Letter on unaudited interim financial information (not applicable)

23.1	Consent of Auditors - Filed

23.2	Consent of Counsel - Filed **
*           Included in Financial Statements
**         Included in Exhibit 5

 Undertakings
A. We hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.
(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.
Gemini Tea Corp.,
a Nevada corporation

/s/ Wanda Canning	June 25, 2010
Name: Wanda Canning
Title : President, (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting Officer), Secretary, Treasurer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated:
/s/ Wanda Canning	June 25, 2010
Name: Wanda Canning
Title : President, (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting Officer), Secretary, Treasurer, Director